UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2010

NeoStem, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written  communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwritten Offering

On November 16, 2010, NeoStem, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), relating to a public offering (the “Underwritten Offering”) by the Company underwritten on a firm commitment basis of 6,337,980 units (the “Underwritten Units”), with each Underwritten Unit consisting of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”) and a warrant (each, an “Underwritten Warrant”) to purchase 0.50 of a share of Common Stock.  The public offering price for each Underwritten Unit is $1.45 ($1.34125 per Underwritten Unit, net of underwriting discount).  In connection with the Underwriting Agreement, the Company has agreed to pay LifeTech Capital (a division of Aurora Capital, LLC) financial advisory fees equal to $161,353, which amount will reduce the total underwriting discounts to be paid to the Underwriters.  Each Underwritten Warrant will have an exercise price of $1.85 per share, will be exercisable six months after issuance and will expire five years from the date of issuance.  Underwritten Units will not be issued or certificated.  The shares of Common Stock and the Underwritten Warrants are immediately separable and will be issued separately, but will be purchased together in the Underwritten Offering.

The Underwritten Offering is expected to close on November 19, 2010, contingent upon the satisfaction of a number of closing conditions, including, but not limited to, the completion of the concurrent Preferred Offering (as hereinafter defined and described).

The shares of Common Stock and the Underwritten Warrants, in each case included in the Underwritten Units (and the shares of Common Stock issuable from time to time upon exercise of the Underwritten Warrants) will be issued pursuant to a prospectus supplement (the “Underwritten Offering Prospectus Supplement”), to be dated as of November 16, 2010, which is being filed with the Securities and Exchange Commission (the “Commission”) in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-166169), which became effective on May 11, 2010, and the base prospectus dated May 19, 2010.

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have agreed, severally and not jointly, to purchase all of the Underwritten Units sold under the Underwriting Agreement if any of the Underwritten Units are purchased.  If an Underwriter defaults, the Underwriting Agreement provides that the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.  Additionally, the Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing descriptions of the terms of the Underwriting Agreement and the Underwritten Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Underwriting Agreement and the form of Underwritten Warrant, which are filed herewith as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference.  The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document.  Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Preferred Offering

On November 16, 2010, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Cowen and Company, LLC and LifeTech Capital (a division of Aurora Capital, LLC) (the “Placement Agents”), pursuant to which the Placement Agents agreed to use their reasonable best efforts to arrange for a sale (the “Preferred Offering”) (to be conducted concurrently with the Underwritten Offering) of up to 10,582,011 units (the “Preferred Offering Units”), with each Preferred Offering Unit consisting of (i) one share (collectively, the “Preferred Shares”) of Series E 7% Senior Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series E Preferred Stock”), (ii) a warrant (collectively, the “Preferred Offering Warrants”) to purchase 0.25 of a share of Common Stock (or an aggregate of 1,322,486 warrants) and (iii) 0.0155 of a share of Common Stock (an aggregate of 164,418 shares).  Each Preferred Offering Unit was priced at $0.945, or gross proceeds of $10 million.  Each Preferred Offering Warrant will have a strike price of $2.0874, will become exercisable after six months and will expire three years after the initial exercise date.  Preferred Offering Units will not be issued or certificated.  The Preferred Shares, Preferred Offering Warrants and the Common Stock are immediately separable and will be issued separately, but will be purchased together in the Preferred Offering. The securities included in the Preferred Offering Units will be issued without restrictive legends.

The Company has agreed to pay the Placement Agents a commission equal to 7.5% of the gross proceeds of the sale of Preferred Offering Units in the Preferred Offering.  The Company will also reimburse the Placement Agents for certain legal and other expenses incurred by them.  The Placement Agents will not receive any commission with respect to the shares of Common Stock issuable upon conversion or redemption of the Preferred Shares and exercise of the Preferred Offering Warrants.  In no event will the total amount of compensation paid to the Placement Agents and other securities brokers and dealers upon completion of the Preferred Offering exceed 8.0% of the maximum gross proceeds of the Preferred Offering.

On November 16, 2010, the Company entered into definitive Securities Purchase Agreements (the “Securities Purchase Agreements”) with each of the investors in the Preferred Offering (each, a “Purchaser”), pursuant to which such Purchasers agreed to purchase, and the Company agreed to sell, an aggregate of 10,582,011 Preferred Offering Units.  The Stock Purchase Agreement contains certain covenants applicable to the Company, including limitations on its ability to incur debt and a negative pledge with respect to its assets (other than the assets of its Erye Pharmaceutical subsidiary).

The terms and conditions of the Series E Preferred Stock are governed by the Certificate of Designations for the Series E Preferred Stock (the “Certificate of Designations”), as described in Item 5.03 below.

The Preferred Offering is expected to close on November 19, 2010, contingent upon the satisfaction of a number of closing conditions, including, but not limited to, the completion of the concurrent Underwritten Offering (as described above).

The Preferred Shares, the Preferred Offering Warrants and the shares of Common Stock, in each case included in the Preferred Offering Units (and the shares of Common Stock issuable upon conversion or redemption of the Preferred Shares and the Common Stock issuable from time to time upon exercise of the Preferred Offering Warrants) will be issued pursuant to a prospectus supplement (the “Preferred Offering Prospectus Supplement”), to be dated as of November 16, 2010, which is being filed with the Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-166169), which became effective on May 11, 2010, and the base prospectus dated May 19, 2010.

The Placement Agent Agreement provides that the obligations of the Placement Agents and the Purchasers are subject to certain conditions precedent, including the absence of any material adverse change in the Company’s business and the receipt of customary legal opinions, letters and certificates.  Additionally, the Placement Agent Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing descriptions of the terms of the Placement Agent Agreement, the Securities Purchase Agreement and the Preferred Offering Warrants, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Placement Agent Agreement, the Securities Purchase Agreement and the form of Preferred Offering Warrant, which are filed herewith as Exhibits 1.2, 10.1 and 4.2, respectively, and are incorporated herein by reference.  The provisions of the Placement Agent Agreement and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements.  Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Use of Proceeds

The Company estimates that the net proceeds from the concurrent Underwritten Offering and Preferred Offering, excluding the proceeds, if any, from the exercise of the Underwritten Warrants and the Preferred Offering Warrants, will be approximately $16.7 million, after deducting the estimated underwriting discount, placement agent fees, financial advisory fees and estimated offering expenses payable by the Company.  An aggregate of $2.5 million of the proceeds from the Preferred Offering will be placed in escrow for a maximum of two and one half (2 1/2) years as security for the Company's obligations under the Certificate of Designations pertaining to the Preferred Shares.

The Company currently intends to use the net proceeds of the concurrent Underwritten Offering and Preferred Offering in connection with the PCT Merger (as defined below), including a $3 million repayment of indebtedness owed by PCT, associated costs for the growth of the cord blood and adult stem cell banking, manufacturing and therapeutic business, expansion of the Company’s business in Asia and completion of the Company’s Beijing lab, development and acquisition of proprietary stem cell intellectual property and new technology and expansion of the Company’s business into other countries.  The Company intends to use the remaining net proceeds from the concurrent Underwritten Offering and Preferred Offering for marketing, working capital and other general corporate purposes.

Opinion of Counsel

A copy of the opinion of Lowenstein Sandler PC relating to the legality of the issuance and sale of the securities of the Company in each of the Underwritten Offering and the Preferred Offering is attached as Exhibit 5.1 hereto.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the offering of the Preferred Shares, as described in Item 1.01 above, on November 16, 2010, the Company approved the Certificate of Designations to designate up to 10,582,011 Preferred Shares.  The following is a summary of the material terms of the Preferred Shares set forth in the Certificate of Designations.

Each Preferred Share is entitled to a dividend on the liquidation preference (as described below) of 7% per annum, payable monthly in cash or in Common Stock subject to certain conditions.  Each Preferred Share enjoys a liquidation preference of $1.00 per share plus accrued and unpaid dividends.  The Series E Preferred Stock has a maturity date of 30 months after the closing date.  Monthly dividend and principal payments begin on the fourth month after closing, and can be made in stock or cash at the Company’s option, provided the “Equity Conditions” (described below) are satisfied or holders of the Preferred Shares agree to waive the Equity Conditions for that payment period.  If the Equity Conditions are not satisfied, the Company must make payments in cash.  All payments made in stock will be at the VWAP Price (defined below).  Payments of principal or dividends which are made in stock will be made in shares which are freely tradable (“Payment Shares”).  The price of the shares will be calculated based on 92% of the average of the lowest five VWAPs of the 20 trading days prior to the payment date (the “VWAP Price”).  Between 22 and 25 trading days prior to each payment date, the Company will inform holders what percentage of the upcoming amortization and dividend payment will be made in cash.  Twenty-one trading days prior to each payment date, the Company will provide holders with freely trading shares valued at the dollar amount of the stock payment divided by 92% of the prior day’s VWAP.  Eleven trading days prior to each payment date, the Company will deliver an additional number of shares equal to the positive difference (if any) between such number of shares previously delivered and the number of shares valued at the dollar amount of the stock payment divided by the average of 92% of the five lowest Daily VWAPs during the immediately preceding ten trading days.  The Company and the holders will “true up” the number of shares based on the five lowest VWAP prices during the previous 20 trading days.

The Company, at its option, may pre-pay the outstanding balance of the Preferred Shares in full or in part (in increments of no less than $1,000,000) at 115% of the then outstanding balance, reducing to 110% after twelve months, with notice of not less than thirty days and adequate opportunity to convert.  The Company may pre-pay a portion of the Preferred Shares in equity provided the “Equity Conditions” (described below) apply.  The Company can pay in equity no more than 15% multiplied by the total dollar trading volume (using the daily VWAP) of the Common Stock for the 22 trading days prior to the notification date for any given amortization and dividend payment or any pre-payment, so long as the Equity Conditions are satisfied.  The “Equity Conditions” will be satisfied if, on each day of the pricing period, (i) the Payment Shares are eligible for resale by the holders without restriction, (ii) the Company’s Common Stock is not suspended from trading on the AMEX Market or other trading market, (iii) the Payment Shares may be issued in full without violating any rules of the AMEX Market, (iv) there is no event of default or Trigger Event (as defined in the Certificate of Designations), (v) the Company has not provided the holders with material non-public information, (vi) there is an effective registration statement with respect to the Payment Shares which complies with all applicable securities laws, (vii) the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and (viii) the Payment Shares will be duly authorized, fully paid and non-assessable.

The Preferred Shares will be convertible at an initial conversion price of $2.0004.  The conversion price is subject to adjustment as provided in the Certificate of Designations.  The Preferred Shares and the associated warrants will have “weighted average” anti-dilution protection, and will not have voting rights except in certain limited circumstances (as described in the Certificate of Designations).

The Certificate of Designations further provides that the total number of shares of Common Stock issued or issuable to the holders of any Preferred Shares shall not (when aggregated with any shares of Common Stock already issued in respect of all of the Preferred Shares) exceed the maximum number of shares of Common Stock which the Company can so issue pursuant to any rule or regulation of the NYSE Amex (or any other national securities exchange on which the Company's Common Stock trades), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to shares of the Company's Common Stock occurring after the closing of the Preferred Offering.   In accordance with the provisions of the Certificate of Designations no shares of Common Stock in excess of 19.9% of NBS outstanding common stock less the common stock issued in the concurrent Preferred Offering and Underwritten Offering shall be issued by the Company (x) under the Preferred Warrants and (y) under the Preferred Shares, whether by reason of conversion, redemption or otherwise, and no voting rights may be exercised, until after approval of the Company's stockholders.

In addition, the Certificate of Designations limits the number of shares of the Company's  Common Stock that may be issued to each individual holder of the Preferred Shares such that the Company may not at any time issue to an individual holder shares of the Company's Common Stock if the number of shares of Common Stock to be issued pursuant to such issuance would exceed, when aggregated with all other shares of the Company's Common Stock beneficially owned by such holder at such time (as determined in accordance with relevant Exchange Act rules), the number of shares of Common Stock that would result in the holder beneficially owning (as determined in accordance with relevant Exchange Act rules) more than 4.9% (the ‘‘Beneficial Ownership Limitation’’) of the then issued and outstanding Common Stock. Each holder shall have the right (with respect to itself only) to (i)  waive such ownership cap upon not less than sixty-five (65) days’ prior notice to us; (ii)  at any time and from time to time immediately reduce the Beneficial Ownership Limitation; and (iii) (subject to waiver) at any time and from time to time, increase the Beneficial Ownership Limitation immediately in the event of the announcement as pending or planned of a Change in Control Transaction (as defined in the Certificate of Designations).

The Preferred Shares are subject to mandatory repurchase in cash at a premium depending on the date of repurchase upon certain events, including certain change in control transactions, payment defaults, and certain breaches of representations, warranties and covenants.

The foregoing description of the terms of the Certificate of Designations, does not purport to be complete and are subject to, and qualified by its entirety by reference to, the Certificate of Designations, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On November 16, 2010, the Company issued a press release announcing the pricing of the offerings described above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement, the Placement Agent Agreement and the Securities Purchase Agreement.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Preferred Offering Prospectus Supplement, the Underwritten Offering Prospectus Supplement and the Company’s reports filed with the Securities and Exchange Commission.

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed Merger with Progenitor Cell Therapy, LLC.  The directors and executive officers of each of NeoStem and PCT may be deemed to be participants in the solicitation of proxies from the holders of NeoStem Common Stock in respect of the proposed transaction.  Information about the directors and executive officers of NeoStem is set forth in NeoStem’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2010 in connection with its June 2010 Annual Meeting of Stockholders. Investors may obtain additional information regarding NeoStem and its directors and executive officers, and PCT and its Board of Managers and executive officers, in connection with the proposed Merger by reading the S-4 and the prospectus/joint proxy statement contained therein, when it becomes available.  The S-4 will contain a prospectus/joint proxy statement pertaining to (a) the special meeting of stockholders of NeoStem at which NeoStem’s stockholders will be asked to approve the NeoStem securities issuable in the Merger and (b) the special meeting of Members of PCT at which PCT's Members will be asked to approve the Merger Agreement and Merger.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 16, 2010, by and between NeoStem, Inc. and Cowen and Company, LLC

1.2	Placement Agent Agreement, dated November 16, 2010, by and between NeoStem, Inc. and Cowen and Company, LLC (as representative for the placement agents)

3.1	Certificate of Designations for the Series E 7% Senior Convertible Preferred Stock

4.1	Form of Underwritten Warrant

4.2	Form of Preferred Offering Warrant

5.1	Opinion of Lowenstein Sandler PC

10.1	Securities Purchase Agreement, dated November 16, 2010, by and among NeoStem, Inc., JGB Management Inc. and certain Purchasers

10.2	Escrow Agreement with Wells Fargo Bank, National Association, to be executed at closing

23.1	Consent of Lowenstein Sandler PC (included in Opinion of Lowenstein Sandler PC filed as Exhibit 5.1)

99.1	Press release of NeoStem, Inc., dated November 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Dated:  November 16, 2010